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                          INVESTORS' RIGHTS AGREEMENT

     THIS AGREEMENT (this "Agreement") made as of April 1997, by and among Advanced UroScience, Inc. (the "Company"), Bruce A. Lawin, Timothy P. Lawin and Dean A. Klein (collectively the "Founders"), and the persons listed on SCHEDULE A attached hereto, which may be amended from time to time, (individually an "Investor" and collectively, the "Investors").

                                  BACKGROUND

     The Company is duly organized and existing under the laws of the State of Minnesota. Bruce A. Lawin owns 366,000 shares of Common Stock of the Company and warrants or options to purchase an additional 42,000 shares of Common Stock of the Company. Timothy P. Lawin owns 929,500 shares of Common Stock of the Company and warrants or options to purchase an additional 37,500 shares of Common Stock of the Company. Dean A. Klein owns 102,500 shares of Common Stock of the Company and warrants or options to purchase an additional 277,500 shares of Common Stock of the Company. Each of the Investors has purchased, pursuant to the Series A Preferred Stock Purchase Agreement, by and among the Company and the Investors dated April 4, 1997, that number of shares of Series A Preferred Stock set forth opposite his, her or its name on SCHEDULE A hereto. The Company, the Founders and the Investors of the Company have reached an understanding concerning various aspects of their business relationship with each other and the organization and operation of the Company and its business. This Agreement sets forth the parties' understanding.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein the parties hereto agree as follows:


                                   SECTION 1
                                  DEFINITIONS

1.1  DEFINITIONS.  For purposes of this Agreement:

     (a) The term "Common Stock" means shares of Advanced UroScience, Inc. common stock.

     (b) The term "Co-Sales Shares" shall mean shares of the Company's Preferred Stock or Common Stock now owned or subsequently acquired by a Founder.

     (c) The term "Designated Stockholder" means any officer, director or holder of 5% or more of the Company's Common Stock and Preferred Stock, on an as if converted basis, and who has agreed in writing to be bound by and to comply with all applicable provisions of Section 6 of this Agreement.

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     (d)  The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     (e) The term "Founder" means each of Timothy P. Lawin, Bruce A. Lawin and Dean A. Klein until, if such Founder is an employee of the Company, his employment with the Company is terminated by the Company without cause; and, if such Founder is a director, he is not reelected to the Board of Directors of the Company in an election in which his name is on the ballot.

     (f) The term "Fully-Exercising Investor" means a Major Investor which has subscribed for all Shares offered thereto in connection with an offering pursuant to Section 5 and will be determined on an offering by offering basis.

     (g) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

     (h) The term "Major Investor" means any Investor which holds at least 40% of the number of shares of Series A Preferred Stock (or securities issued upon conversion thereof) originally acquired by such Investor (adjusted for stock splits, consolidations and the like).

     (i)  The term "1933 Act" means the Securities Act of 1933, as amended.

     (j) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) The term "Participant" means an Investor or Founder, as the case may be, that elects to participate in a sale pursuant to section 7 of this Agreement.

     (l) The term "Participant's Pro Rata Share" shall be equal to the product obtained by multiplying (i) the number of shares of Common Stock and Preferred Stock, on an as if converted basis, in the unparticipating portion by (ii) a fraction the numerator of which is the number of shares Common Stock and Preferred Stock, on an as if converted basis, held by such Participant and the denominator of which is the total number of shares of Common Stock and Preferred Stock, on an as if converted basis, held by all of the Participants and the Founder.

     (m) The term "Permitted Transfer" means any transfer of securities of the Company to an affiliated company in the case of a transferring Designated Stockholder that is a corporation, to any of its general or limited partners or any affiliate thereof in the case of a transferring Designated Stockholder that is a partnership, and to any spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit in the case of a transferring Designated Stockholder that is an individual (each, a "Permitted

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Transferee"); provided, that, prior to such transfer, such Permitted
Transferee shall agree in writing to be bound by the terms and conditions of this Agreement.

     (n) The term "Preferred Stock" shall mean the Series A Preferred Stock and Series Al Preferred Stock.

     (o) The term "Pro Rata Share" means, with respect to a Major Investor, the proportion that the number of shares of Preferred Stock, on an as if converted basis, and Common Stock then held by such Major Investor bears to the total number of outstanding shares of Common Stock.

     (p) The term "Qualified Public Offering" means a firmly underwritten public offering of the Company's Common Stock, pursuant to a registration statement (other than a registration statement relating either to the sale of securities to employees or consultants of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) under the 1933 Act in which the per share price is not less than (i) $8.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) if such offering is consummated before September 30, 1998; or (ii) $10.00 (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) if such public offering is consummated after September 30, 1998 and the aggregate offering price is $15,000,000 or more.

     (q) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

     (r) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, option, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above.

     (s) The number of shares of "Registrable Securities then outstanding" shall be the sum of number of shares of Common Stock outstanding which are Registrable Securities, plus the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

     (t) The term "Sale Shares" means securities of the Company that a Designated Stockholder desires to transfer and which have been identified in a First Refusal Notice.

     (u)  The term "SEC" shall mean the Securities and Exchange Commission.

1.2 OTHER DEFINITIONAL TERMS. Other terms not defined in Section 1.1 above, shall have the meanings assigned to them elsewhere in this Agreement.

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                                   SECTION 2
                              REGISTRATION RIGHTS

2.1  REQUEST FOR REGISTRATION.

     (a) If the Company shall receive at any time after the earlier of (A) the third anniversary of the date hereof, or (B) 180 days after the effective date of a Qualified Public Offering, a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act the Company shall:

     (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

     (ii) file the registration statement with the SEC and applicable state regulatory authorities as soon as practicable, and in any event within thirty (30) days of the receipt of such request, subject to the limitations of subsection 2.1(b), the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of the notice required by section 2.l (a) (i).

     (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

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     (c)  Notwithstanding the foregoing, if the Company shall furnish to
Holders requesting a registration statement pursuant to this Section 2.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith Judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration to be effected and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

     (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

     (i)  After the Company has effected two registrations pursuant to this
          Section 2.1 and such registrations have been declared or ordered effective;

    (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

   (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1.1 below.

2.2 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder, each written notice of such registration.
Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 2.7, cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

2.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become

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effective, and, upon the request of the Holders of a majority of the
Registrable Securities registered thereunder, keep such registration statement effective until the earlier of the expiration of the 120-day period following effectiveness of such registration statement or the completion of the distribution contemplated in such registration statement; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such Jurisdiction and except as may be required by the 1933 Act.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact regarding the Company or omits to state a material fact regarding the Company required to be stated therein or necessary to make the statements therein regarding the Company not misleading in the light of the circumstances then existing.

     (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or over-the-counter market on which similar securities issued by the Company are then listed.

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     (h)  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and is customary even to underwriters in an underwritten public substance as offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.4  FURNISH INFORMATION.

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.11 if, due to the operation of subsection 2.4(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.1(a) or subsection 2.11(b)(2), whichever is applicable.

2.5 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions related to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to
Section 2.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such

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expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.l.

2.6 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses, other than underwriting discounts and commissions related to Registrable Securities, incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for each Holder (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder (if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them).

2.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not, adversely affect the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included will first be apportioned pro rata among the Holders requesting inclusion according to the total amount of securities entitled to be included therein owned by each such Holders, then pro rata among the other shareholders requesting inclusion) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is a Qualified Public Offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 2.1 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners, any trusts for the benefit of any of the foregoing persons and any other affiliates shall be

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deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

2.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are

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based upon any Violation, in each case to the extent (and only to the extent)
that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that, in no event shall any indemnity under this subsection 2.10(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

     (d) If the indemnification provided for in this Section 2.9 is held by a court of competent Jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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     (e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f) The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

     (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested availing any Holder of any rule or regulation of the SEC which permits selling of any such securities without registration or pursuant to such form; and

     (e) upon request promptly provide (but in any case within 15 days of a request) to a Holder the following information: (a) a brief statement of the nature of the business of the Company and the products and services they offer;
(b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, and its business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

2.11 FORM S-3 REGISTRATION. If the Company receives from any Holder or Holders of at least twenty percent (25%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances (including necessary state registrations and filings) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.1.1: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 2.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the 6 month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 2.11; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with three (3) registrations requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company and thereafter pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.

2.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

2.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1 under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 2.1.

2.14 TERMINATION OF REGISTRATION RIGHTS.

     The right of any Holder to request registration or inclusion in any registration pursuant to Section 2 shall terminate on the later of: (a) the closing of the Qualified Public Offering if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90 day period, or (b) on such date after the closing of the Qualified Public Offering as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period. Provided, however, that the rights of a Holder under Section 2 will not terminate as to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company and such Holder may immediately sell, under Rule 144, during any 90-day period all shares of Registrable Securities held or entitled to be held upon conversion by such Holder.

                                   SECTION 3
                               MARKET STAND-OFF

3.1 "MARKET STAND-OFF" AGREEMENT. Each of the parties hereto agree that, during the period or duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

     (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

     (b) all officers and directors of the Company, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

     (c)  such market stand-off time period shall not exceed 180 days.


                                   SECTION 4
                           COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees that:

4.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each of the Investors owning 250,000 (subject to adjustment for combinations, stock splits and similar transactions) or more shares of Registrable Securities ("Qualified Investors"):

     (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accountants approved by the Company's Board of Directors;

     (b) as soon as practicable, but in any event within 30 days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, prepared in accordance with GAAP (with the exception of footnotes that may be required by GAAP).

     (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

     (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next two fiscal years, prepared on a quarterly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

     (e)  with respect to the financial statements called for in subsections
(b) and (c) of this Section 4.1, an instrument executed by the President of the Company and certifying that such financial statements were prepared in accordance with the applicable subsection and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

     (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Qualified Investor or any assignee of the Qualified Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 4.1 to provide information which it deems in good faith to be a trade secret or similar confidential information;

     (g) Upon the reasonable request, the Company will deliver to such Qualified Investor other information and data, not proprietary in nature (in the good-faith judgment of the Company), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable laws and any contracts of the Company with third persons. The Company will permit any person designated by a Qualified Investor in writing, at the expense of such Qualified Investor, to visit and inspect any of the properties of the Company, including its records and books of account (and to make photocopies thereof and extracts therefrom), and to discuss its affairs, finances, and accounts with the Company's officers or directors, all at such reasonable times and as often as a Qualified Investor may reasonably request, all in a manner consistent with the reasonable security and confidentiality needs of the Company, provided that the Company shall be under no such obligation (i) with respect to information deemed in good faith by the Company to be proprietary or (ii) if the Company's board of directors reasonably believes such visit, inspection, or discussion would violate applicable laws or any contract with third persons; and

     (h) All information furnished under this Section is confidential and each recipient shall (i) maintain the same in confidence and (ii) take all reasonable measures to prevent any officer or agent of such recipient from disclosing the same; and

     4.2 TAXES AND OTHER LIABILITIES. The Company will pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing as they become due, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon the financial condition of the Company or the loss of any right of redemption from any sale thereunder and (b) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

     4.3 NOTICE OF LITIGATION AND DISPUTES. The Company will promptly notify each Qualified Investor of any suits or litigation instituted against it, or disputes that have a high probability of resulting in a suit of significance against the Company.

4.4  FUTURE NONCOMPETITION AND PROPRIETARY RIGHTS AGREEMENTS.

     (a)  PROPRIETARY INFORMATION.  The Company shall use its best efforts to
(i) insure that no person employed by the Company will wrongfully employ any confidential information or documentation proprietary to any former employer,
(ii) protect, by maintenance of secrecy to the extent appropriate, all technical and business information developed by and belonging to the Company which has not been patented, (iii) cause to be patented all technological information developed by and belonging to the Company, which, in the opinion of the Company and its counsel, is patentable and is best protected by patenting, and (iv) cause each person who becomes an employee of the Company and who shall have access to confidential or proprietary information of the Company, to execute an agreement relating to matters of noncompetition and nondisclosure and assignment.

     (b) LICENSES AND TRADEMARKS. The Company shall use its best efforts to own, possess and maintain all patents, trademarks, service marks, trade names, copyrights and licenses necessary or useful in the conduct of its business.

4.5 STOCK TRANSFER RESTRICTIONS. All officers, directors, and holders of 5% or more of the Company's Capital Stock who are purchasers or transferees of any shares of the Company's capital stock, regardless of class or series, will, prior to such sale or transfer, be required to executed an agreement binding such purchaser or transferee to provisions similar to the Market Standoff Agreement and the Right of First Refusal sections of this Agreement.

4.6 COMPENSATION OF EXECUTIVE OFFICERS. The salary and other compensation, including without limitation bonuses and fringe benefits, of the officers of the Company shall be as approved from time to time by the Board of Directors of the Company.

4.7 STOCK RESTRICTION AGREEMENTS FOR FUTURE EMPLOYEES. The Company and each future employee or consultant purchasing or otherwise receiving shares of Common Stock from the Company (other than persons receiving Common Stock upon declaration of dividends or by conversion of Preferred Stock) will enter into a stock restriction agreement (or, upon grant of a stock option, an option agreement) in the form approved by the Board of Directors.

4.8 LIABILITY INSURANCE. The Company will maintain in full force and effect a policy or policies of standard comprehensive general liability insurance underwritten by a U.S. insurance company insuring its properties and business against such losses and risks, and in such amounts as are adequate for its business and as the Company's management deems adequate.

4.9 MAINTENANCE OF CORPORATE EXISTENCE. Unless otherwise determined by the Board of Directors of the Company, each of the Company and its subsidiaries, if any, will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business.

4.10 GOVERNMENTAL CONSENTS. The Company will obtain all consents, approvals, licenses and permits required by federal, state, local and foreign law to carry on its business.

4.11 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in Section 3 shall terminate as to Investors and be of no further force or effect upon the consummation of a Qualified Public Offering or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.


                                   SECTION 5
                             RIGHT OF FIRST OFFER

5.1 RIGHT OF FIRST OFFER. The Company hereby grants to each Major Investor the right of first offer with respect to future sales by the Company of its equity, securities (as defined in Section 3 (a)(11) of the 1934 Act) or debt with equity features. Each time the Company proposes to offer any securities it must first offer such securities to the Major Investors in accordance with the following provisions:

     (a) The Company shall deliver a notice by certified mail ("First Offer Notice") to the Major Investors stating (i) its bona fide intention to offer such securities, (ii) the number of such securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such securities.

     (b) Within 20 calendar days after giving of the First Offer Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the First Offer Notice, up to its Pro Rata Share of such securities. The Company shall promptly (within 5 days of the termination of such 20-day period), in writing, inform each Fully-Exercising Investor of any other Major Investor's failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain its Pro Rata Share of such securities for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investor.

     (c) If all such securities referred to in the First Offer Notice which the Major Investors are entitled to purchased are not elected to be purchase as provided in subsection 4.2(b) hereof, the Company may, during the 90 day period (subject to an extension of up to 60 days with written consent of a majority of the Fully Exercising Investors) following the expiration of the period provided in subsection
4.2(b) hereof, offer the remaining unsubscribed portion of such securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the First Offer Notice. If the Company does not sell such securities within such 30 days period, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first reoffered to the Major Investors in accordance herewith.

     (d)  The right of first offer in this Section 5 shall not be applicable
(i) to the issuance of to 1,099,880 shares of Common Stock issuable or issued to employees, directors or consultants directly or pursuant to a plan, arrangement or agreement approved by the Board of Directors; (ii) Common Stock issuable upon conversion of Preferred Stock; (iii) up to 81,250 shares of Common Stock issued upon exercise of the warrants issued to Adams, Harkness & Hill in connection with the Series A Preferred Stock financing; (iv) 570,000 shares of Common Stock issuable upon exercise of Common Stock Purchase warrants outstanding as of the date hereof; (v) to or after a Qualified Public Offering,
(vi) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or (vii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

     (e) A Major Investor may apportion its right of first offer among itself and its partners and affiliates as it deems appropriate.

5.2 TERMINATION OF RIGHT OF FIRST OFFER. The terms of this Section 5 shall terminate upon the consummation of a Qualified Public Offering.


                                   SECTION 6
                            RIGHT OF FIRST REFUSAL

6.1 FIRST REFUSAL NOTICE. If a Designated Stockholder, desires to transfer any securities of the Company owned by it, then at least 60 days prior to such transfer, other than a Permitted Transfer, such Stockholder will deliver notice (the "First Refusal Notice") to the Company and the Investors, of its intention to effect such transfer. The First Refusal Notice will set forth (a) the number and class of Sale Shares to be sold by the Designated Stockholder, (b) the date or proposed date of such transfer and the name and address of the transferee, (c) the principal terms of such transfer, including the cash or other property or consideration to be received upon such transfer, and (d) the percentage which the number of Sale Shares constitutes with respect to the aggregate number of securities then held by the transferring Designated Stockholder. The Company and the Investors agree to keep the information contained in the First Refusal Notice confidential if so requested by the Designated Stockholder.

6.2 COMPANY'S OPTION. The Company shall have the option, but not the obligation, to purchase the Sale Shares on the same terms as specified in the First Refusal Notice. Within 20 days after the receipt of the First Refusal Notice, the Company shall give written notice to the transferring Designated Stockholder and the remaining Investors stating whether or not it elects to exercise its option to purchase the number of Sale Shares, and a date and time for consummation of the purchase not less than 60 nor more than 90 days after the giving of the First Refusal Notice. Failure by the Company to give such notice within such time period shall be deemed an election by it not to exercise its option.

6.3 INVESTORS' OPTION. If the Company falls to exercise the option with respect to all of the Sale Shares, the remaining Investors shall thereupon have the option, but not the obligation, to purchase the remaining Sale Shares on the same terms as specified in the First Refusal Notice. After the expiration of the 20 day period in Section 5.3 hereof, but within 30 days after the receipt of the First Refusal Notice, any electing Investor shall give written notice to the transferring Designated Stockholder and the Company stating that it elects to exercise its option, the number of Sale Shares it elects to purchase, and (unless a closing date has already been set) a date and time for consummation of the purchase not more than 90 days after the giving of such notice by the transferring Designated Stockholder. Failure by such an Investor to give such notice within such time period shall be deemed an election by it not to exercise its option. If more than one Investor exercises this option, the number of remaining Sale Shares which each such Investor shall be entitled to purchase shall be the equal to the product of total number of remaining Sale Shares multiplied by a fraction the numerator of which is the number of shares of Common Stock and Preferred Stock, on an as if converted basis, owned by the Investor and the denominator of which is the number of Common Stock and Preferred Stock, on an as if converted basis, owned by all Investors electing to exercise the option pursuant to this Section 6.

6.4  TRANSFERS VOID.  Any attempted transfer in violation of the terms of this
Section 6 shall be ineffective to vest in any transferee any interest held by the transferring Designated Stockholder in the shares. Without limiting the foregoing, any purported transfer in violation hereof shall be ineffective as against the Company, and the Company shall have a continuing right and option (but not an obligation), until the restrictions contained in this Section 5 terminate, to purchase the securities purported to be transferred by the Designated Stockholder for a price and on terms the same as those at which the purported transfer was effected.

6.5 TERMINATION OF RESTRICTIONS UPON QUALIFIED PUBLIC OFFERING. The terms of this Section 6 shall terminate upon the consummation of a Qualified Public Offering.


                                   SECTION 7
                                    CO-SALE

7.1  SALES BY FOUNDER.

     (a) If a Founder proposes to sell or transfer any Co-Sale Shares then the Founder shall promptly give written notice (the "Co-Sale Notice") to the Company and to each of the Investors at least 20 days prior to the closing of such sale or transfer. The Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Co-Sale Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.
In the event that the sale or transfer is being made pursuant to the provisions of Section 7.2 hereof, the Co-Sale Notice shall state under which paragraph and subparagraph the sale or transfer is being made.

     (b) Each Investor shall have the right, exercisable upon written notice to such Founder within 15 days after receipt of the Co-Sale Notice, to participate in such sale on the same terms and conditions specified in the Co-Sale Notice. To the extent that one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Co-Sale Shares that the Founder may sell in the transaction shall be correspondingly reduced. Each Participant may sell all or any part of such Participant's Pro Rata Share.

     (c) If any Investor falls to elect to fully participate in such Founder's sale pursuant to this Section 7, the Founder shall give notice of such failure to the Participants. Such notice may be made by telephone if confirmed in writing within 2 days. The Participants shall have 5 days from the date such notice was given to agree to sell their pro rata share of the unparticipating portion.

     (d) Each Participant shall effect its participation in the sale by promptly delivering to the Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer.

     (e) The stock certificate or certificates that the Participant delivers to the Founder pursuant to paragraph 7.2(f) shall be transferred to the prospective purchaser in consummation of the sale of Co-Sale Shares pursuant to the terms and conditions specified in the Co-Sale Notice, and the Founder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser, or purchasers, prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, the Founder shall purchase such Participant's Pro Rata Share from such Participant at the price and on the terms specified in the Co-Sale Notice.

     (f) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Co-Sale Shares made by the Founder shall not adversely affect their rights to participate in subsequent sales of Co-Sale Shares subject to paragraph 7.2(a).

     (g) If none of the Investors elects to participate in the sale of the Co-Sale Shares subject to the Co-Sale Notice, the Founder may, not later than 60 days following receipt by the Company and each of the Investors of the Co-Sale Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Shares covered by the Co-Sale
Notice within 30 days of such agreement on terms and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed transfer of any of the Co-Sale Shares by the Founder, shall again be subject to the co-sale rights of the Investors and shall require compliance by the Founder with the procedures described in this Section 6.

7.2  EXEMPT TRANSFERS.

     (a) The provisions of Section 7.1 shall not apply to any transfer to the ancestors, descendants or spouse of a Founder or to trusts for the benefit of such persons; or any bona fide gift or pledge; provided that (A) the Founder shall inform the Investors of such pledge, transfer or gift prior to effecting it, and (B) the pledgor, transferee or donee shall agree in writing to be bound by and comply with all provisions of Section 6 and any and all other stock restrictions which the Investors may reasonably request. Such transferred Co-Sale Shares shall remain "Co-Sale Shares" hereunder, and such pledgee, transferee or donee shall be treated as a "Founder" for purposes of this Agreement.

     (b) The terms of this Section 7 shall terminate upon the consummation of a Qualified Public Offering.

7.3  PROHIBITED TRANSFERS.

     (a) If a Founder sells any Co-Sale Shares in contravention of Section 7 under this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

     (b) In the event of a Prohibited Transfer, each Investor shall have the option to sell to the Founder such Investors' Participant's Pro Rata Share. Such sale shall be made on the following terms and conditions:

     (i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Investor for any and all reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 7.

     (ii) Within 90 days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer by the Founder or (B) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

    (iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Investor, pursuant to this subparagraph, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 7.3(b)(1), in cash or by other means acceptable to the Investor.

     (iv) Notwithstanding the foregoing, any attempt by a Founder to transfer Co-Sale Shares in violation of Section 7 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.


                                   SECTION 8
                      MEETINGS AND ELECTION OF DIRECTORS;
                             SPECIAL VOTING RIGHTS

8.1 OBLIGATIONS. The Founders and the Investors will take all steps necessary, acting in their respective capacities as shareholders of the Company, to perform their obligations and agreements under this Agreement with respect to the election of directors and other voting agreements and to cause the Company to perform its obligations and agreements under this Agreement with respect to the election of directors and other voting agreements and to implement and cause the Company to implement the provisions of this Agreement.

8.2 MEETINGS OF BOARD OF DIRECTORS. The Company will hold a minimum of six Board of Directors' meetings during the 12 months following the date hereof and thereafter will call, and use its best efforts to have, regular meetings of the Board of Directors of the Company not less often than quarterly. The Company shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred in connection with the Board members' attendance at such meetings.

8.3 ELECTION AND NUMBER OF DIRECTORS. At each annual meeting of the Company, at each special meeting of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall vote for or consent in writing to the election of directors of the Company, then, and in each event, the Founders and Investors must vote the shares of capital stock then held by them for the election, to the Board of Directors of the Company, of up to two persons nominated by a majority of the Series A Preferred (and other Shares issued upon conversion thereof), voting as a single class, on an as converted basis. The parties hereto further agree that the number of directors on the Company's Board of Director's shall not exceed 8.

8.4  TERMINATION OF PROVISIONS UPON QUALIFIED PUBLIC OFFERING.
Notwithstanding the foregoing provisions of this Section 8, the obligations of the Company, the Investors, and the Founders under this Section 8 shall terminate upon the consummation of a Qualified Public Offering.

                                   SECTION 9
                                 MISCELLANEOUS

9.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any arty other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Minnesota as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.

9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given In writing and shall be deemed effectively given upon personal delivery to the party to be notified or 3 business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

9.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Series A Preferred Stock (and shares issued upon conversion thereof, voting on as a single class and on an as converted basis then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

9.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.10 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.


Eagle Ventures, LLC                          Eagle Ventures II, LLC


---------------------------------            ---------------------------------
Jeffrey Tollefson, Vice President            Jeffrey Tollefson, Vice President



IAI Ventures, Inc. as general partner of     IAI Ventures, Inc. as general
partner of IAI U.S. Ventures, LP             IAI U.S. Ventures II, LP



---------------------------------            ---------------------------------
Jeffrey Tollefson, Vice President            Jeffrey Tollefson, Vice President


                                             FOUNDERS:

Adams, Harkness & Hill Partners Fund

By:
   ------------------------------            ---------------------------------
                                             Timothy P. Lawin
Its:
    -----------------------------            ---------------------------------
                                             Bruce A. Lawin


                                             ---------------------------------
                                             Dean A. Klein

COMPANY

Advanced UroScience, Inc.

By:
   ------------------------------
Its:  President and COO


Address:  1290 Hammond Road
          White Bear Lake, MN  55110

     The undersigned hereby acknowledges that he, she or it has read the Advanced UroScience, Inc. Investors' Rights Agreement and understands that by signing below he, she, or it will become a party to that Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above first written.

                                         Joint Tenant Information

Date of
Execution:
          ------------------
                                         ---------------------------------
                                         Signature of Joint Tenant

------------------------------
Signature of Investor

                                         ---------------------------------
                                         Type or Print Name

------------------------------
Type or Print Name

                                         ---------------------------------
------------------------------

                                         ---------------------------------
------------------------------

                                         ---------------------------------
------------------------------

                                         ---------------------------------
------------------------------           Address


------------------------------
Address